UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2006

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)
Registrant’s telephone number, including area code: 908-730-4000

(Former Name or Former Address, if Changed Since Last Report.) Not applicable.

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Note

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Foster Wheeler Ltd. filed on August 11, 2006. In that prior report, page 1 of Exhibit 10.3 (Notice of Employee Nonqualified Stock Option Grant) inadvertently reported an amount opposite the heading "Total Exercise Price" as $4,987,500 when it should have been reported as $12,173,339. This Form 8-K/A sets forth on Exhibit 10.3 the appropriate "Total Exercise Price" as $12,173,339.

Item 1.01 Entry Into a Material Definitive Agreement.

On August 7, 2006, the Board of Directors of Foster Wheeler Ltd. (the “Company”) authorized the Company to enter into a new employment agreement with Mr. Raymond J. Milchovich under which Mr. Milchovich will continue to serve as the Company's President and Chief Executive Officer. Mr. Milchovich’s agreement will be effective August 11, 2006, and will be for a three-year term. The employment agreement is attached hereto as Exhibit 10.1 and is hereby incorporated into this description by reference.

Pursuant to the employment agreement, Mr. Milchovich is entitled to a base salary of $945,000, to be reviewed by the Company at each anniversary date. Mr. Milchovich’s agreement provides for an annual incentive bonus target of  100% of base salary if the Company achieves its target objectives for a fiscal year.

Under the agreement, Mr. Milchovich will receive long term incentive compensation in form of (i) a grant of shares of common stock of the Company with an economic value as of August 11, 2006 of approximately $4,987,500, and (ii) a grant of stock options to purchase shares of Common Stock with an economic value as of August 11, 2006 (the grant date) of approximately $4,987,500. The shares and options will be awarded under the Foster Wheeler Ltd. Omnibus Incentive Plan and each award will vest over a three-year period. The restricted stock award and option award agreements are attached hereto as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated into this description by reference.

In the event of any termination of Mr. Milchovich’s employment by the Company without cause, or by Mr. Milchovich for good reason, the Company will provide to Mr. Milchovich (a) a lump sum payment equal to 200% (300% if following a change in control) of his then base salary and 200% (300% following a change in control) of his then target bonus amount, (b) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs; (c) any granted but unvested options shall become vested and exercisable and shall remain so for the period commencing on the date of such termination through the second anniversary of such termination; (d) any granted but unvested restricted stock shall become vested; and (e) the Company shall pay the reasonable cost of executive-level career assistance services for a period of twelve months following such termination.

If any payments to Mr. Milchovich become subject to excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional gross-up payment to Mr. Milchovich in an amount such that after payment by Mr. Milchovich of all taxes, interest and penalties imposed upon the gross-up payment, Mr. Milchovich shall retain an amount of the gross-up payment equal to the excise tax, penalties and interest imposed upon the total payments.

During the course of his employment and for one year following his termination of employment, Mr. Milchovich is prohibited from providing services to a competitor of the Company or calling upon any person who is, as of his date of termination of employment, engaged in any activity on behalf of the Company for the purpose or with the intent of enticing that person to cease such activity on behalf of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective August 11, 2006, by and between Foster Wheeler, Ltd. And Raymond J. Milchovich.

10.2	Employees' Restricted Stock Award Agreement, effective August 11, 2006, by and between Foster Wheeler Ltd. and Raymond J. Milchovich.

10.3	Employee Nonqualified Stock Option Agreement, effective August 11, 2006, by and between Foster Wheeler Ltd. and Raymond J. Milchovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: August 11, 2006	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective August 11, 2006, by and between Foster Wheeler, Ltd. And Raymond J. Milchovich.

10.2	Employees' Restricted Stock Award Agreement, effective August 11, 2006, by and between Foster Wheeler Ltd. and Raymond J. Milchovich

10.3	Employee Nonqualified Stock Option Agreement, effective August 11, 2006, by and between Foster Wheeler Ltd. and Raymond J. Milchovich